UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

_________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 4, 2005

APTIMUS, INC.
(Exact Name of Registrant as Specified in Charter)

Washington
(State or Other Jurisdiction of Incorporation)

0-28968 (Commission File Number)	91-1809146 (IRS Employer Identification No.)

100 Spear Street, Suite 1115
San Francisco, CA 94105
(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code:   (415) 896-2123

N/A
(Former Name or Former Address, if Changed Since Last Report)

Item 7.01 – Regulation FD Disclosure

APTIMUS APPLIES FOR LISTING ON NASDAQ

SAN FRANCISCO, CA-1/04/05-Aptimus, Inc. (OTCBB: APTM), the performance-based advertising network, today announced that the company has submitted an application to list its securities on the NASDAQ SmallCap Market. On an unaudited basis, Aptimus had in excess of $5 million in Shareholders Equity as of December 31, 2004, which was the last remaining hurdle the company needed to reach in order to apply for re-listing.

“We are delighted with the opportunity to re-list our securities on NASDAQ” said Tim Choate, President and CEO of Aptimus, Inc. “We have worked hard over the past several years to build our business around our powerful network approach, and are pleased that our successes have enabled us to achieve the standards required to list our securities on NASDAQ,” concluded Choate. The company’s listing application is subject to review by NASDAQ Listing Qualifications, which has sole discretion in determining whether to accept it. Unless and until the application is accepted by NASDAQ, the company’s shares will remain trading on the OTCBB.

About Aptimus, Inc.
Aptimus Inc. is a performance-based advertising network, generating new revenues for participating Web site publishers while generating new sales leads for advertiser clients. For advertisers, the Aptimus Network offers a platform to present their offers across an audience of Web site and email distribution channels. Marketers pay only for the results they achieve on a cost per click, cost per lead, cost per acquisition, or cost per impression basis, as well as combinations of those models. As a result, marketers can refine their offers and payment models to achieve their objectives. For Web site publishers, the Aptimus Network generates new revenues while promoting offers from known brands in graphical formats that complement the publishers’ sites and adds value for their customers. At the core of the Aptimus Network platform is a database configuration and software platform supporting a direct marketing approach called Dynamic Revenue Optimization™, which automatically determines on a real-time basis specific advertiser offers for promotion on each publisher’s Web site and in each email sent. The company’s primary offer presentation formats include cross-marketing promotions at the point of registration or other transactional activity on Web sites, online advertising programs, and email marketing campaigns. Aptimus’ current clients include many of the top 500 direct marketers. Aptimus Web site publishers include a diverse cross-section of the Internet. Aptimus has offices in San Francisco and Seattle, and is publicly traded on the OTCBB under the symbol APTM. More information on Aptimus is available at the company’s Web site at http://www.aptimus.com.

Investor Relations Firm:
Budd Zuckerman
Genesis Select Corporation
303-415-0200

Or

Contact for Investors:
John Wade
Chief Financial Officer
Aptimus, Inc.
415-896-2123, ext. 245
john.wade@aptimus.com.

Contact for Media:
Holly Nuss
Public Relations
Aptimus, Inc.
415-845-1095
hollyn@aptimus.com

SIGNATURES

In accordance with the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

APTIMUS, INC. (Registrant)

Dated: January 11, 2004	By: /s/ David H. Davis David H. Davis General Counsel and Corporate Secretary